UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 3, 2020
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 8.01. Other Events

2020 General Rate Case

On December 3, 2020, the California Public Utilities Commission (the “CPUC”) adopted a revised proposed decision (the “revised PD”) issued on December 2, 2020 by the assigned administrative law judges in Pacific Gas and Electric Company’s (the “Utility”) 2020 General Rate Case (“GRC”) proceeding.

The decision adopted most of the provisions in the settlement agreement that the Utility, together with the settling parties, jointly submitted to the CPUC on December 20, 2019 (the “settlement agreement”).

Revenue Requirements and Attrition Year Revenues

The CPUC adopted a 2020 authorized revenue requirement of $9.102 billion, an increase of  $585 million over the 2019 authorized revenue requirement, effective January 1, 2020, as requested in the settlement agreement.  The CPUC also approved the revenue requirements for 2021 and 2022 included in the settlement agreement, as proposed by the revised PD, as follows: an additional increase of $316 million in 2021 over the authorized 2020 revenue requirement, or a 3.5% increase, and an additional increase of $364 million in 2022, or a 3.9% increase, as shown in the table below.  The revenue requirements will further be modified by an advice letter to reflect an updated cost of debt by the end of 2020.

(in millions) Year Revenue Requirement	Increase Proposed in the Settlement (1)	Increase Recommended in the PD	Revised PD and CPUC decision
2020	$585	$585	$585
2021	316	339	316
2022	$364	$344	$364
_____________________________
(1)
The settlement and revised PD amounts reflect the requirement to exclude certain capital expenditures for wildfire mitigation from the Utility’s rate base pursuant to Assembly Bill (AB) 1054 and reflect a $10 million increase in 2020 revenue requirements over the $575 million included in the settlement agreement as a result of updating for 2018 recorded capital additions, as stipulated in the settlement agreement.

The CPUC also approved a settlement agreement provision that allows the Utility to recover annual insurance costs for up to $1.4 billion in excess liability insurance coverage.  An advice letter will be required for coverage exceeding $1.4 billion.  The CPUC also approved wildfire mitigation capital expenditures in the Community Wildfire Safety Program of $603 million in 2020, $931 million in 2021 and $1.15 billion in 2022, consistent with the settlement agreement.  In addition, the CPUC’s decision requires a reasonableness review and recovery of wildfire mitigation balancing account costs or unit costs for system hardening in excess of 115% of the authorized amounts and vegetation management balancing account costs in excess of 120% of the authorized amounts through an application.

Rate Base and Capital Additions

The CPUC also adopted the rate base amounts that were proposed in the settlement agreement and included in the revised PD: the 2019 weighted-average rate base of $27.7 billion is increased by $1.7 billion, effective January 1, 2020, to $29.5 billion, or a 6.2% increase; rate base of $31.0 billion in 2021, or a 5.4% increase; and $33.0 billion in 2022, or a 6.3% increase, as shown in the table below.  Consistent with California Assembly Bill 1054, the adopted rate base amounts include $147 million for August to December 2019, $601 million for 2020, $930 million for 2021 and $1.15 billion for 2022, for a total of $2.83 billion in forecast capital spend without an equity return.

(in millions) Year Rate Base	Increase Proposed in the Settlement	Increase Recommended in the PD	Revised PD and CPUC decision
2020	$1,717	$1,717	$1,717
2021	1,580	1,493	1,580
2022	$1,956	$1,716	$1,956

Over the 2020-2022 GRC period, the CPUC decision provides average annual capital investments of approximately $4.5 billion in electric distribution, natural gas distribution and electric generation infrastructure.  (While the settlement agreement proposed overall revenue requirement increases for 2021 and 2022, it did not specify capital expenditures for those years.)

Consistent with the Utility’s GRC application, the settlement agreement did not propose funding for claims resulting from the 2017 Northern California wildfires or the 2018 Camp fire.  Also, the Utility did not seek recovery of compensation for PG&E Corporation’s and the Utility’s officers.

In accordance with a January 16, 2020 CPUC decision in its OIR to Develop a Risk-Based Decision-Making Framework to Evaluate Safety and Reliability Improvements and Revise the GRC Plan, the Utility is required to file with the CPUC on June 30, 2021 a single “general rate case” application requesting integrated GRC and GT&S related revenue requirements for test year 2023 and three attrition years.

For additional information, see PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: December 4, 2020	By:	/s/ BRIAN M. WONG
Name: Brian M. Wong
Title: Vice President, Deputy General Counsel and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Date: December 4, 2020	By:	/s/ DAVID S. THOMASON
Name: David S. Thomason
Title: Vice President, Chief Financial Officer and Controller